Exhibit 10.1

            FARM-IN AGREEMENT FOR FARM-IN TO RANDALL ISLAND PROSPECT

This Farm-In Agreement ("FMA") is made effective as of the 13th day of July, 2009.

AMONG:

          DOMINUS ENERGY, AG, a company having an office at Geissbachliweg 6B, 6318 Walchil, Switzerland

          ("DOMINUS")

AND:

          NORTHERN EXPLORATIONS LTD., a company having an office at 9002 Green Oaks Circle, 2nd Floor, Dallas, Texas 75243-7212

          ("NORTHERN")

(hereinafter "Party" or "Parties" as the context requires).

WHEREAS:

A. Archer has acquired all right, title and interest to the Randall Island Prospect (the "Prospect") and the land, geological and geophysical 'information and data used to develop the concept of the Prospect. Archer and Dominus entered into a Participation Agreement, dated December 18, 2008, as amended April 15, 2009 (collectively, the "Agreement") pursuant to which Dominus is entitled to earn a 35% working interest in the Prospect. In addition, Archer is the owner of oil and gas teases within the Prospect (hereinafter referred to as the "Leases") totaling 638 net acres, as more fully described in Exhibit "A-4" to Exhibit "C" of the Agreement covering the lands in the Area of Mutual Interest (hereinafter referred to as the "AMI"), shown on the attached Exhibit "A" to the Agreement and described as follows:

     Township 6N -- Range 74,  M.D.B.  & M.  Portions of
     Sections 27 29 & Sections 32 -- 34

     Pursuant to the Agreement, Archer has made 35% of its interest in the Prospect available to Dominus. Dominus shall be obligated to pay its proportional share of the acquisition costs, including the anticipated oil and gas lease acquisition costs, together with the drilling and completing costs of the Test Well provided for in the Operating Agreement attached as Exhibit "C" to the Agreement, with estimates of these costs set out in the "Authorization For Expenditure" attached as Exhibit "B" to the Agreement.

B. Dominus desires to earn Thirty Five Percent of One Hundred Percent (35% of 100%) of Archer's interest in the Leases and the AMI pursuant to the conditions in the Agreement.

C. Northern wishes to farm-in and acquire from Dominus and Dominus wishes to farm-out and assign to Northern 10% of the Farm-In Interest (as such term is defined below) in accordance with the terms and conditions contained in this FIA.

NOW IT IS THEREFORE AGREED AS FOLLOWS:

1. DEFINITIONS AND SCOPE

     1.1 For the purposes of this FIA, unless the context otherwise requires, the following terms shall have the meanings ascribed thereto below:

     "Completion" means the completion of the transfer of the Farm-In Interest respectively from Dominus to Northern in accordance with the provisions of this FIA.
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     "Effective Date" means July 13, 2009.

     "Farm-In Interest" means an undivided net 3.5% working interest (being 10% part of Dominus' entire 35% undivided beneficial right, title and interest) in the Leases & AMI.

     1.2 The scope of this FIA encompasses the transfer and assignment from Dominus to Northern, respectively, of the Farm-In Interest.

2. FARM-IN TERMS

     2.1 In consideration of (a) the assignment to Northern from Dominus of the Farm-In Interest, Northern agrees to pay to Dominus cash consideration of $475,000 via 24 month maturity promissory note, payable subject to successful well completion, which is a repayment of the total amounts paid by Dominus toward the interest to date, and to fund its "Farm-In Paying Interest Share"; (being 35% of the cost incurred under the Agreement, from the Effective Date as agreed by the Parties.

     2.2 The obligations under the Agreement as confirmed by the Parties are as follows;

          (i)  Contingent commitment

          (ii) Finn commitment

          The drilling of the "Test Well" as defined in the Agreement, for which Northern shall be responsible for its proposal share of such costs, pursuant to the estimates at Exhibit B of the Agreement.

     2.3 The Parties agree that the operations shall be conducted pursuant to the Participation Agreement and the Management Agreement, attached as Exhibit "C" and Exhibit "D" respectively to the Agreement.

3. COMPLETION

     3.1 Completion of the assignment of the Farm-In Interest to Northern under this FIA shall be subject to the following conditions precedent; (i) all required consents and approvals being obtained to the assignment of the Farm-In Interest to Northern; (ii) confirmation that the Agreement is in good standing and not in default; and (iii) completion by the Parties of assignment documentation.

     3.2 The Parties shall each use their reasonable endeavors to procure satisfaction of the conditions precedent referred to in Clause 3.1 (i) to (iii) inclusive as soon as reasonably practicable after the date of this FIA. Unless said conditions precedent have been satisfied or waived by August 15, 2009 this FIA shall terminate without liability or other responsibility on any Party, subject always to each Party's obligation to use reasonable endeavors as aforesaid.

     3.3 The Parties agree that the assignment documentation (referred to in clause 3.1) shall be based on standard industry documentation.

     3.4 Completion shall take place on the day which falls two (2) days after the date on which the last condition precedent is satisfied or waived (or on such other day as the Parties may agree).

4. OPERATORSHIP, WARRANTIES AND LIABILITY

     4.1 Archer shall be Operator of the Prospect. However, if Archer is required to transfer operatorship of the Prospect to another co-venturer (or another co- venturer becoming contract Operator) under the Agreement then the Parties agree to support such transfer of operatorship provided that such co-venturer has demonstrated to the reasonable satisfaction of all Parties its ability to operate the Prospect.

     4.2 Archer is the owner of the Leases and Dominus warrants that, to the best of its knowledge and belief, there are no encumbrances or adverse claims being actual, pending or threatened against the Leases.

     4.3 Dominus warrants to Northern that Dominus holds a 35% working interest in the Leases and the AMI and that to the best of its knowledge and

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
          belief there are no encumbrances or adverse claims being actual, pending or threatened against the Farm-In Interest to be assigned to Northern. This warranty shall be deemed to be repeated at Completion.

     4.4 Each of the Parties represents and warrants at the date of this FIA that it has the legal right, power and authority to execute and enter into this FIA and that the execution of and performance under this FIA will not constitute or cause a breach of or default under any other agreement or arrangement to which it is a party and such representation and warranty shall be deemed to be repeated at Completion.

     4.5 Except in the event of fraud or willful concealment, no Party shall be liable to any other Party for indirect or consequential loss including loss of profits or business opportunity howsoever arising.

5. GOVERNING LAW, ASSIGNMENT AND GENERAL

     5.1 This FIA shall be governed by and construed in accordance with Nevada law and each Party irrevocably submits to the exclusive jurisdiction of the courts of the State of Nevada as regards any claim or matter arising under or in connection with this FIA.

     5.2 This FIA shall not be assignable unless with the written agreement of all Parties except that any Party may assign all or part of its interest under this FIA and under the License to an Affiliate of such Party. For the purposes of this FIA an Affiliate shall be defined as any company or legal entity which (a) controls either directly or indirectly a Party, or (b) which is controlled directly or indirectly by such Party or (c) is directly or indirectly controlled by a company or entity which directly or indirectly controls such Party. "Control" means the right to exercise 50% or more of the voting rights in the appointment of the directors of such company.

     5.3 Each Party shall be responsible for its own costs in connection with the preparation and negotiation of this FIA and any documents contemplated by it.

     5.4 This FIA represents the entire understanding of the Parties in relation to the matters dealt with herein and supersedes all prior understandings and negotiations of the Parties in respect of such matters.

     5.5 This FIA is not intended to constitute and shall not be construed so as to constitute any partnership or association.

     5.6 No waiver by any Party of any breach of a provision of this FIA shall be binding unless made expressly in writing signed by or on behalf of the Party granting such waiver. Further, any such waiver shall relate only to the breach to which it expressly relates and shall not apply to any subsequent or other breach, and the giving of any time or indulgence shall not constitute a waiver.

     5.7 The illegality, invalidity or unenforceability of any provision of this FIA or any part thereof shall not affect the legality, validity or enforceability of any other part thereof or of any other provision.

     5.8 The terms and conditions of this FIA may only be varied by an agreement in writing signed by an authorized representative of each of the Parties and specifically referring to this FIA.

6. ANNOUNCEMENTS AND CONFIDENTIALITY

     6.1 This FIA is confidential to the Parties and their respective advisers. Save in respect of disclosure to each Party's advisers which is hereby authorized by all Parties, none of the Parties shall make any disclosure or announcements regarding the existence of this FIA or the matters contained in this FIA, unless the Party wishing to make such disclosure or announcement has first obtained the written consent of the other Parties, save for any disclosures or announcements which such Party is obliged to make by law or by any governmental, statutory or regulatory body or to comply with the rules of any recognized stock exchange in which event such Party shall give advance written notice to the other Parties of such disclosure or announcement


                             SIGNATURE PAGE FOLLOWS

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
IN WITNESS WHEREOF, the Parties have all their required corporate approvals to execute this FIA aS a valid and binding understanding between them effective on the date first written above.

Dominus Energy, AG                              Northern Explorations Ltd.

BY: /s/                                         BY: /s/
   -----------------------------                   -----------------------------


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